SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2004

OCTEL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdictions of Incorporation)	Commission File Number	(I.R.S. employer identification number)

Octel Corp., Global House, Bailey Lane, Manchester, UK	M90 4AA
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:    011 - 44 -161- 498 - 8889

Item 5. Other Events

The Board of Directors of Octel Corp. (the “Company”) declared a semi-annual dividend of 6 cents per share on common stock. The cash dividend will be payable on April 1, 2004 to holders of record of the Company’s common stock at the close of business on February 20, 2004.

The Company has completed its planned debt refinancing and entered into a three and one half-year facilities agreement consisting of a $100 million term loan and $50 million revolving credit facility. The loan is fully syndicated. The facilities agreement is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits:

Item	Exhibit Index
10.1	Amendment and Restatement Agreement, dated 30 January 2004, relating to a Facilities Agreement, dated 29 October 2001 (as amended), by and among Octel Corp., Barclays Bank plc, Lloyds TSB Bank plc, The Governor and Company of The Bank of Scotland, and certain other parties thereto.

Item 12. Disclosure of Results of Operations and Financial Condition

On February 9, 2004, the Company issued a press release announcing its financial results for the fourth quarter and the full year ended December 31, 2003. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 12, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTEL CORP.

By:	/s/ PAUL W. JENNINGS
Name:	Paul W. Jennings
Title:	Executive Vice President and Chief Financial Officer

Date:  February 9, 2004

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment and Restatement Agreement, dated 30 January 2004, relating to a Facilities Agreement, dated 29 October 2001 (as amended), by and among Octel Corp., Barclays Bank plc, Lloyds TSB Bank plc, The Governor and Company of The Bank of Scotland, and certain other parties thereto.

99.1	Press Release, dated February 9, 2004.